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                                                                    EXHIBIT 15.2



                               O.R.I. FUNDS, INC.
                   RULE 12B-1 DISTRIBUTION AND SERVICING PLAN
                      CLASS C SHARES OF O.R.I. GROWTH FUND



     The following Rule 12b-1 Distribution and Servicing Plan (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), by O.R.I. Funds, Inc. (the "Company"), a Maryland Corporation, on behalf of the Class C shares of the O.R.I. Growth Fund (the "Fund"), a series of the Company. The Plan has been approved by a majority of the Company's Board of Directors, including a majority of the directors who are not interested persons of the Company and who have no direct or indirect financial interest in the operation of the Plan (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting on such plan.

     In approving the Plan, the Board of Directors determined, in the exercise of its reasonable business judgment and in light of its fiduciary duties, that adoption of the Plan would be prudent and in the best interests of the shareholders of the Class C shares and that, as a result, there is a reasonable likelihood that the Plan will benefit such shareholders.

      The provisions of the Plan are as follows:

1. PAYMENTS BY THE COMPANY TO PROMOTE THE SALE OF, AND TO SERVICE, THE CLASS C SHARES

           (a) The Company, on behalf of the Class C shares of the Fund, will pay Oak Ridge Investments, Inc. (the "Distributor"), as a principal underwriter of the Fund's shares, a distribution fee for the promotion and distribution of the Class C shares of up to 0.75% per annum of the average daily net assets of the Class C shares. The Company will also pay the Distributor a service fee for personal services provided to shareholders and/or the maintenance of shareholder accounts of up to 0.25% per annum of the average daily net assets of the Class C shares. The Distributor may pay all or a portion of the distribution and/or service fee to any securities dealer, financial institution or any other person (the "Recipient") who renders assistance in promoting or distributing the sale of the Class C shares or who provides certain shareholder services to Class C shareholders pursuant to a written agreement (the "Rule 12b-1 Related Agreement"), a form of which is attached hereto as Appendix A. To the extent such distribution and/or service fee is not paid to such persons, the Distributor may use the fee for its distribution expenses incurred in connection with the sale of Class C shares and for any of its shareholder servicing expenses incurred in connection with servicing the holders of the Class C shares. Payment of the distribution and service fee shall be made quarterly, within 30 days after

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      the close of the quarter for which the fee is payable, upon the
      Distributor forwarding to the Board of Directors of the Company the written report required by Section 2 of this Plan; provided that the aggregate payments by the Company, on behalf of the Fund's Class C shares, under the Plan to the Distributor and all Recipients shall not exceed 1.00% (on an annualized basis) of the average net assets of the Class C shares for that quarter; and provided further that no fee shall be paid in excess of the distribution and servicing expenses verified in a written report and submitted by the Distributor to the Board of Directors of the Company as required under Section 2 of this Plan.

           (b) No Rule 12b-1 Related Agreement shall be entered into, and no payments shall be made pursuant to any Rule 12b-1 Related Agreement, unless such Rule 12b-1 Related Agreement is in writing and has first been delivered to and approved by a vote of a majority of the Board of Directors of the Company, and of a majority of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Related Agreement. The form of the Rule 12b-1 Related Agreement attached hereto as Appendix A has been approved by the Company's Board of Directors as specified above.

           (c) Any Rule 12b-1 Related Agreement shall describe the services to be performed by the Recipient and shall specify the amount of, or the method for determining, the compensation to the Recipient.

           (d) No Rule 12b-1 Related Agreement may be entered into unless it provides (i) that it may be terminated at any time, without the payment of any penalty, by vote of a majority of the Disinterested Directors or by vote of a majority of the outstanding voting securities of the Class C shares of the Fund on not more than 60 days' written notice to the other party to the Rule 12b-1 Related Agreement, and (ii) that it shall automatically terminate in the event of its assignment.

           (e) Any Rule 12b-1 Related Agreement shall continue in effect for a period of more than one year from the date of its execution only if such continuance is specifically approved at least annually by a vote of a majority of the Board of Directors of the Company, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Related Agreement.

2.    QUARTERLY REPORTS

           The Distributor shall provide to the Board of Directors of the Company, and the Board of Directors shall review, at least quarterly, a written report of all amounts expended pursuant to the Plan. This report shall include the identity of the Recipient of each payment and the purpose for which the amounts were expended and such other information as the Board of Directors may reasonably request.



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3.    EFFECTIVE DATE AND DURATION OF THE PLAN

           The Plan shall become effective immediately upon approval by the vote of a majority of the Board of Directors of the Company, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on the approval of the Plan. The Plan shall continue in effect for a period of one year from its effective date unless terminated pursuant to its terms. Thereafter, the Plan shall continue from year to year, provided that such continuance is approved at least annually by a vote of a majority of the Board of Directors of the Company, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated at any time, without the payment of any penalty, by the vote of (a) a majority of the Disinterested Directors, or (b) a majority of the outstanding voting securities of the Class C shares of the Fund.

4.    SELECTION OF DISINTERESTED DIRECTORS

           During the period in which the Plan is effective, the selection and nomination of those directors of the Company who are Disinterested Directors of the Company shall be committed to the discretion of the Disinterested Directors.

5.    AMENDMENTS

           All material amendments of the Plan shall be in writing and shall be approved by a vote of a majority of the Board of Directors of the Company, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such amendment. In addition, the Plan may not be amended to increase materially the amount to be spent by the Company, on behalf of the Class C shares of the Fund, hereunder without approval by a majority of the outstanding voting securities of the Class C shares of the Fund.








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                                  APPENDIX A

                         RULE 12b-1 RELATED AGREEMENT



Oak Ridge Investments, Inc.
233 North Michigan Avenue, Suite 1807
Chicago, Illinois  60601


                              ____________, 199__


[Recipient's Name and Address]

______________________________
______________________________

Ladies and Gentlemen:

     This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a distribution and servicing plan (the "Plan") adopted by O.R.I. Funds, Inc. (the "Company") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), with respect to the Class C shares of the O.R.I. Growth Fund (the "Fund"), a series of the Company. The Plan and this related agreement (the "Rule 12b-1 Related Agreement") have been approved by a majority of the Board of Directors of the Company, including a majority of the Board of Directors who are not "interested persons" of the Company, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Related Agreement (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination by the Board of Directors of the Company that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Class C shareholders of the Fund.

     1(a). To the extent you provide distribution and marketing services in the promotion of shares of the Fund's Class C shares, we shall pay a distribution fee to you of up to 0.75% per annum of the average daily net assets of the Fund's Class C shares which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Company or its agent, designate your firm as the customer's dealer of record. We reserve the right to increase, decrease or discontinue the distribution fee at any time in our sole discretion upon written notice to you.

     (b). To the extent you provide personal services to holders of the Fund's Class C shares, including furnishing services and assistance to your customers who invest in and own



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____________, 199___
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shares of such class of shares, answering routine inquiries regarding the Fund and the Class C shares and assisting in changing distribution options, account designations and addresses, we shall pay to you a service fee of up to 0.25% per annum of the average daily net assets of the Fund's Class C shares which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Company or its agent, designate your firm as the customer's dealer of record. We reserve the right to increase, decrease or discontinue the service fee at any time in our sole discretion upon written notice to you.

     (c). We shall make the determination of the net asset value of the Class C shares, which determination shall be made in the manner specified in the current Prospectus relating to such shares, and pay to you quarterly, on the basis of such determination, the fees specified above; provided that the aggregate payments by us to you in any one quarter shall not exceed 1.00% (on an annualized basis) of the average net assets of the Class C shares for such quarter. No such quarterly fees will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Company, its agent or us within seven (7) business days after the date of our confirmation of such purchase. In addition, no such quarterly fees will be paid to you with respect to any of your customers if the amount of such fees based upon the value of such customer's Class C shares will be less than $1.00. Payment of such quarterly fees shall be made within 45 days after the close of each quarter for which such fees are payable.

     2. You shall furnish us with such information as shall reasonably be requested by the Board of Directors of the Company with respect to the fees paid to you pursuant to this Rule 12b-1 Related Agreement.

     3. We shall furnish to the Board of Directors of the Company, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

     4. This Rule 12b-1 Related Agreement may be terminated (i) by the vote of a majority of the Disinterested Directors of the Company or by a vote of majority of the outstanding shares of the Class C shares of the Fund on sixty
(60) days' written notice, without payment of any penalty or (ii) by any act which terminates the Distribution Agreement between the Company and us. In addition, this Rule 12b-1 Related Agreement shall terminate immediately in the event of its assignment. This Rule 12b-1 Related Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer's accounts following your receipt of such notice.

     5. The provisions of the Distribution Agreement between the Company and us are incorporated herein by reference. This Rule 12b-1 Related Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of



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_________________, 199__
Page 3


the Distribution Agreement, the Plan and this Rule 12b-1 Related Agreement are approved at least annually by a vote of the Board of Directors of the Company and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below. This Rule 12b-1 Related Agreement shall be construed under the laws of the State of Illinois.


                          Oak Ridge Investments, Inc.


                           By: ______________________
                             (Authorized Signature)


Accepted:


                         ___________________________
                                (Dealer's Name)


                         ___________________________
                                (Street Address)


                         ___________________________
                         (City)      (State)   (ZIP)


                         ___________________________
                                (Telephone No.)


                         ___________________________
                                (Facsimile No.)


                           By:______________________
                        (Authorized Signature of Dealer)